Exhibit 99.1

MOLECULAR TEMPLATES, INC. ANNOUNCES $45 MILLION DEBT FINANCING FROM K2 HEALTHVENTURES

AUSTIN, Texas, May 22, 2020 -- Molecular Templates, Inc. (Nasdaq: MTEM, “Molecular Templates,” “MTEM” or the “Company”), a clinical-stage biopharmaceutical company focused on the discovery and development of the Company’s proprietary targeted biologic therapeutics, engineered toxin bodies (ETBs), today announced it has secured a debt financing facility for up to $45 million from K2 HealthVentures, a healthcare-focused specialty finance company. MTEM received a first tranche of $15 million upon closing, a portion of which has been used to repay the remaining indebtedness that was outstanding under the Company’s prior credit facility. Two subsequent tranches totaling up to $30 million will become available to MTEM, at its option, upon the achievement of certain milestones with respect to the second tranche and, subject to lender consent and certain additional conditions with respect to the third tranche.

“This debt facility strengthens our balance sheet in a non-dilutive fashion and increases our financial flexibility as we advance and expand our pipeline and grow our internal manufacturing capacity,” said Eric Poma, Ph.D. Molecular Templates’ Chief Executive and Scientific Officer.

About Molecular Templates

Molecular Templates is a clinical-stage company focused on the discovery and development of targeted biologic therapeutics. Our proprietary drug platform technology, known as engineered toxin bodies, or ETBs, leverages the resident biology of a genetically engineered form of Shiga-like Toxin A subunit to create novel therapies with potent and differentiated mechanisms of action for cancer and other serious diseases.

About K2 HealthVentures

K2 HealthVentures is an alternative investment firm focused on providing flexible, long-term financing solutions to innovative private and public companies in the life sciences and healthcare industries. The investment team comprises collaborative, experienced professionals with diverse backgrounds in finance and operations, as well as deep domain knowledge across various healthcare sectors. A uniquely flexible, permanent capital structure enables the firm to provide creative, adaptive financing solutions and meet the evolving capital needs of its portfolio companies as they grow. K2HV is driven by dual goals of Profit and Purpose – aiming to fuel the growth of innovative companies that will ultimately improve the lives of patients and giving a percentage of investment profits back to underserved areas in healthcare. www.k2hv.com.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Molecular Templates disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act’s Safe Harbor for forward-looking statements. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular Templates may identify forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the Company’s options with respect to the second and third tranche term loans.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to, the uncertainties inherent in the preclinical and clinical development process; whether the Company will achieve its expected milestones; risks from global pandemics including COVID-19; whether the Company’s cash resources will be sufficient to fund its continuing operations for the periods and/or trials anticipated; the ability of the Company to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in the Company’s filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

MTEM Contact:

Adam Cutler

Chief Financial Officer

adam.cutler@mtem.com

862-204-4006

K2 HealthVentures Contact:

Parag Shah

Chief Executive Officer

contact@k2hv.com